UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP JCP SINGLE-ASSET PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS BRETT W. FRAZIER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP Investment Management”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying GOLD proxy card to be used to solicit votes for the election of JCP Investment Management’s slate of two highly-qualified director nominees to the Board of Directors of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On November 2, 2015, Vermont Public Radio published the following article to VPR.net:

Casella’s Shareholder Proxy Battle Heats Up

By Nina Keck • November 2, 2015

A shareholder vote for three seats on the corporate board of Casella Waste Systems has stirred up ugly allegations and concerns over a future corporate takeover.

That’s because who will fill those board seats could have major implications for the Rutland-based company.

J.C.P. Investment Management, a small Houston-based investment firm, which owns just more than 5 percent of Casella’s stock, calls the Vermont company seriously undervalued and says shareholders are losing out.

“Our job as an investor is to analyze the track record of a business itself.  And in order to do that,” says James Pappas , J.C.P.’s majority owner. “We have to go back over a multi-year period to see how things have gone.”

Pappas says since Casella went public in 1997, the track record has been lousy. “[Casella] went public at $18. Stock today is at $6. That’s over an 18-year period,” he says, adding, “I could have put my money in a savings account that got 2 percent a year for the last 18 years and it would be worth more than the stock is today.”

For the past several months, J.C.P. Investment has been calling for a new CEO and changes on Casella’s Board of Directors, saying the shake up is needed to boost revenue and improve the rights of shareholders.

“I could have put my money in a savings account that got 2 percent a year for the last 18 years and it would be worth more than the stock is today.” - James Pappas, majority owner of J.C.P. Investment Management

To that end, J.C.P. has been urging stockholders to vote for its two candidates  - James Pappas and Brett Frazier - for Casella’s board of directors.

Results of the proxy vote will be announced at the company’s annual meeting Nov. 6.

Casella employs about 1,900 people in six northeastern states, including more than 500 in Vermont.

Sitting in his Rutland office, Casella’s Chairman and CEO, John Casella, says Pappas is not out for the good of the company. “He’s an activist investor that attacks four or five companies a year and that’s his business model. And that business model looks at how they can sell the companies and create a short term gain.”

Because of that, Casella says he’s spent the last month visiting the company’s largest shareholders urging them to re-elect the company’s slate of candidates: which includes himself, James O’Conner and William Hulligan.

O’Connor and Hulligan were recently named to the board and have more than 80 years of experience running multi-billion dollar solid waste companies.  Far more experience, says Casella, than J.C.P.’s candidates.

Casella admits his company has taken risks over the years, some which didn’t work.  But he says a major reorganization in 2011 and a solid plan for growth has helped their stock price jump more than 40 percent this year alone.

“The performance speaks for itself; the stock price speaks for [itself],” says Casella. “And James doesn’t want to talk about the last two years, he wants to talk about 10 years ago. Well, what’s relevant today is where we are as a company today.”

Casella says he’s especially incensed by allegations Pappas has made of unethical business transactions between Casella Waste and Casella Construction, a company led by John’s brother Doug Casella.

“The performance speaks for itself; the stock price speaks for [itself], and James doesn’t want to talk about the last two years, he wants to talk about 10 years ago. Well, what’s relevant today is where we are as a company today.” - John Casella, Chairman and CEO of Casella Waste Systems

Pappas’ concerns are highlighted on a website called FixCasella.com.

“My perspective is that James is being very misleading and absolutely distorting the truth when he says that I transferred $80 million to construction,” says Casella shaking his head.

Casella says his company has spent hundreds of millions of dollars over the years on waste-related construction projects.

He says any projects that his brother’s construction company bids on are decided by an independent third party engineering firm to avoid any preferential treatment.

“And over the last three years, Casella Construction has only gotten 33 percent of the work. We use seven other contractors to do that construction work.”

Financial experts point out that while shareholder activism can sometimes be beneficial for a company, pushing officials to take action to improve returns, proxy battles can also be incredibly distracting for a company.

“Any company that gets put in a proxy fight, is going to feel stressed about it,” says Mike Schozier, a professor at Middlebury College who teaches accounting and finance.

“It’s a difficult situation that will take up a lot of management time to deal with,” he says. “You have explanations; you have to put out press releases. It’s a very unpleasant process.”

He says in situations where there are multiple candidates vying for seats on a corporate board of directors, large investors typically look to proxy advisor companies for guidance on how to vote.

One of the larger proxy advisors, Glass, Lewis and Company, has endorsed J.C.P.’s slate of candidates. But by the far the largest of the proxy advisors, I.S.S, and two other smaller firms have come out in favor of Casella’s candidates.

Cort Jones, a Mendon resident who owns Casella stock says he’s troubled by the proxy battle and hopes local shareholders will remember what the company contributes.

“They’ve been great public servants to our community and that’s the thing that bothers me - some outsider coming in and trying to steal the company from them - and you know, has no interest in our community. They come in they take over low and they sell the company down the road for a higher number.  That’s how they make their money.”

J.C.P.’s James Pappas says if Casella Waste Systems were healthier financially, it could do even more both for its shareholders and the community.

    Source: Vermont Public Radio. Vermont Public Radio is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.